Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report of Bakers Footwear Group, Inc. (the “Company”) on Form 10-Q for the period ended August 2, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter A. Edison, Chairman of the Board, Chief Executive Officer and President of the Company, and I, Charles R. Daniel, III, Vice President—Finance, Controller, Treasurer and Secretary of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2008	/s/ Peter A. Edison
Peter A. Edison
Chairman of the Board, Chief Executive Officer and President Bakers Footwear Group, Inc.

Date: September 10, 2008	/s/ Charles R. Daniel, III
Charles R. Daniel, III
Vice President – Finance, Controller, Treasurer and Secretary Bakers Footwear Group, Inc.

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to Bakers Footwear Group, Inc. and will be retained by Bakers Footwear Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.